UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

HealthMarkets, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-14953	75-2044750
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9151 Boulevard 26, North Richland Hills, Texas	76180
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 255-5200

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 12, 2010, Ryan M. Sprott, a director of HealthMarkets, Inc. (the “Company”), notified the Company that he would be resigning from the Company’s Board of Directors. Mr. Sprott’s resignation was effective April 14, 2010. In accordance with the Company’s stockholders agreement, certain directors of the Company are nominated or designated by investment affiliates of The Blackstone Group, Goldman Sachs Capital Partners and DLJ Merchant Banking Partners (“DLJ”). Mr. Sprott was nominated to the Board of Directors by DLJ and is resigning because he will no longer be employed by DLJ.

Item 8.01.	Other Events.

On April 13, 2010, Insphere Insurance Solutions, Inc. (“Insphere”), an indirect wholly-owned subsidiary of the Company, completed the transactions contemplated by the definitive stock purchase agreement among Insphere, Beneficial Life Insurance Company and Beneficial Investment Services, Inc. (“BIS”) pursuant to which Insphere agreed to acquire all of the outstanding capital stock of BIS, previously reported in the Company’s Current Report on Form 8-K dated November 20, 2010. BIS is a securities broker-dealer licensed in 48 states. The total cash consideration related to this acquisition was approximately $1.6 million.

This Current Report on Form 8-K contain or may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding expected benefits, costs and charges associated with the transactions described above. Forward-looking statements are generally identified by use of the terms “anticipate,” “believe,” “estimate,” “expect,” “may,” “objective,” “plan,” “possible,” “potential,” “project,” “will” and similar expressions. Actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, including the information discussed under the caption “Item 1 Business”, “Item 1A. Risk Factors” and “Item 7 Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the Company’s various other filings with the Securities and Exchange Commission and other publicly disseminated written documents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HEALTHMARKETS, INC.

By: /s/ Steven P. Erwin
Name: Steven P. Erwin
Title: Executive Vice President &
Chief Financial Officer

Dated: April 15, 2010